THE DEWOLFE COMPANIES, INC

                Statement Re: Computation of Earnings per share and earnings per share--assuming dilution

                                                 Three Months Ended           Nine Months Ended
                                                    September 30,                September 30,
                                                   -------------                 -------------
                                                 1998        1997             1998          1997
                                                 ----        ----             ----          ----
Numerator:
  Net Income                               $  765,000    $  359,000        $3,178,000     $1,499,000

Denominator:
  Weighted--average shares                  3,272,000     3,257,000         3,253,000      3,279,000
  Effect of Stock Options                     194,000        59,000           185,000         68,000
                                          -----------   -----------    --------------    -----------
Total                                       3,466,000     3,316,000         3,438,000      3,347,000
                                          ===========   ===========    ==============    ===========

Earnings per share                         $     0.23    $     0.11        $     0.98     $     0.46
                                          ===========   ===========    ==============    ===========


Earnings per share--assuming dilution      $     0.22    $     0.11        $     0.92     $     0.45
                                          ===========   ===========    ==============    ===========